Exhibit 10.6

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This amendment to Executive Employment Agreement is executed this date November 10, 2009 by and between Gen2Media Corporation (“Company”) and Micheal Morgan (“Employee”).

1.	This agreement amends the Executive Employment Agreement between the parties dated August 14, 2009 (“Agreement”).

2.	The Agreement is hereby amended to provide for a modification in the incentive based compensation related to stock options based on Mr. Morgan’s appointment to the Board of Directors.

3.
The Options originally granted to Mr. Morgan shall be modified as follows:  1,000,000 Stock Options granted at $0.01 shall be converted to grant of restricted shares.  The 2,000,000 remaining Stock Options shall be reset to a strike price of $0.30.  Said Options shall continue to vest over the life of the initial contract.  Such Shares and Options shall remain restricted for a period of two years from the date of this amendment.

4.	Other than specifically amended hereby, all other terms and provisions of the Agreement shall remain in full force and effect.

Gen2Media Corporation:                                                                           Employee:

_________________________                                                      __________________________

Mark Argenti, Chairman and CEO	Micheal Morgan, Chief Operating Officer and Chief Technology Officer